UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 13, 2014

(Date of Report - Date of earliest event reported on)

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4811 US Route 5, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The following matters were submitted to a vote of security holders, at the Annual Meeting of Shareholders of Community Bancorp. on May 13, 2014:

Proposal 1.	To elect four incumbent directors to serve until the Annual Meeting of Shareholders in 2017;

Proposal 2.	To amend the Amended and Restated Articles of Incorporation to increase the Company’s authorized common stock to 15,000,000 shares.

Proposal 3.
To ratify the selection of the independent registered public accounting firm of Berry Dunn McNeil & Parker, LLC (“BerryDunn”) as the Corporation’s external auditors for the fiscal year ending December 31, 2014.

As of March 11, 2014, the record date for the Annual Meeting, there were 4,867,956 shares of the Company’s $2.50 par value common stock outstanding, and each share was entitled to one vote on all matters submitted to the shareholders for vote at the meeting.

The vote results are as follows:

			AUTHORITY
			WITHHELD/	BROKER
MATTER	FOR	AGAINST	ABSTAIN	NON-VOTE
Proposal 1. Election of Incumbent Directors:
Thomas E. Adams	2,660,032	N/A	59,030	703,241
Jacques R. Couture	2,664,814	N/A	54,248	703,241
Dorothy R. Mitchel	2,671,346	N/A	47,716	703,241
James G. Wheeler, Jr.	2,475,966	N/A	243,096	703,241

Proposal 2. Increase authorized common stock
to 15,000,000 shares	2,929,729	466,267	26,306	-0-

Proposal 3. Selection of External Auditors:
BerryDunn	3,388,337	4,876	29,088	-0

In accordance with section 3.02 of the Company’s Bylaws, each of the directors was elected, having received the affirmative vote of at least a majority of the shares represented at the meeting and entitled to vote.  Proposals 2and 3 were approved, with more votes cast "FOR" than "AGAINST" each such proposal.

Articles of Amendment relating to the amendment to the Company’s Amended and Restated Articles of Association approved in Proposal 2 are being filed with the Vermont Secretary of State and will take effect upon filing.  A conformed copy of the text of the Articles of Amendment is filed as Exhibit 3.1 to this report.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

The following Exhibit, referred to in Item 5.07 of this Report is furnished, not filed, herewith:

Exhibit 3.1, Articles of Amendment dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: May 13, 2014	By:	/s/ Stephen P. Marsh
Stephen P. Marsh, Chairman,
President & Chief Executive Officer